8x8, Inc. Appoints Samuel Wilson as Chief Financial Officer

Company Reiterates First Quarter Fiscal 2021 Guidance

CAMPBELL, Calif. —June 9, 2020 — 8x8, Inc. (NYSE: EGHT), a leading integrated cloud communications platform, today announced the appointment of Samuel (Sam) Wilson to Executive Vice President and Chief Financial Officer, effective immediately. Wilson succeeds Steven Gatoff, who will remain with the company until the fall to support a seamless transition.

Wilson joined 8x8 in September 2017, most recently serving as Chief Customer Officer and Managing Director of EMEA. As Chief Customer Officer, Wilson brought more than 20 years of sales, operations, and service experience to manage the complete customer lifecycle globally, including professional services, implementation, customer support, and enablement teams. Prior to that, Wilson served as Senior Vice President where he had responsibility for global eCommerce and small business, as well as U.S. mid-market sales. Previously, Wilson was at MobileIron where he was instrumental in taking the company public and part of the team that grew annual billings from $26 million to $200 million. Wilson is a finance expert, investor, former top-rated Wall Street analyst and Chartered Financial Analyst.

“Our current strategy is focused on profitability, execution and maximizing growth for innovation,” said Vik Verma, CEO of 8x8, Inc. “Sam is both an exceptional financial leader and an operational expert, and his intimate familiarity with all aspects of our strategy and business has helped him oversee 8x8’s eCommerce and small and medium business operations. Over the last six months, he has worked to transform the cost structure of our support and services organization through self-service and automation initiatives as our Chief Customer Officer. Importantly, in his new role as CFO, Sam will continue to be a key contributor to the acceleration of our SaaS strategy.”

“I’ve had the pleasure of working directly with Sam both at MobileIron and 8x8. He is both a skilled finance expert and an exceptionally strong leader. 8x8 has a deep bench of talent, and the board could not be more excited to have Sam as CFO. The company is now even better positioned to capitalize on its tremendous market opportunities for growth and deliver shareholder value,” said Todd Ford, 8x8 Board Member and Audit Committee Chair.

Verma further commented, “On behalf of 8x8, I want to thank Steven for his service to this company as we laid the foundation for this transition. He moved us forward into a true SaaS operating model, and built a strong and seasoned finance team to support future growth on our new, enhanced platform, and we wish him well.”

“I am honored to take on this new role with 8x8,” said Wilson. “The cloud communications industry is at a unique inflection point and 8x8 is well-positioned to lead the business world into a more connected, resilient, and secure future. I look forward to building on recent successes including our strategic acquisitions, improved go-to-market strategy, and greater traction in the channel to help drive further operational excellence and growth for this incredible company.”

Wilson will lead 8x8’s transformation on two fronts:

•	Driving the company’s quarterly progress to achieve Non-GAAP pre-tax net income breakeven exiting this fiscal year.

•	Systematically fueling growth from the migration of 8x8’s legacy installed base to the X Series platform as well as two key onramps for future growth — Jitsi-powered secure video meeting solutions and 8x8 Voice for Microsoft Teams (announced earlier today in a separate press release).
The company is reaffirming its guidance for the first quarter of fiscal 2021 ending June 30, 2020 that was previously provided on May 12, 2020.

Q1 Fiscal 2021 Guidance:

•	Total Revenue in the range of $120.0 million to $121.0 million, representing approximately 24% to 25% year-over-year growth.

•	Service Revenue in the range of $112.5 million to $113.5 million, representing approximately 25% to 26% year-over-year growth.

•	Non-GAAP Pre-tax Loss of approximately $12.0 million.
Please note that Service Revenue guidance is post-reclassification and excludes Professional Services. The historical reporting of Service Revenue, pre-reclassification and includes Professional Services, is anticipated to be in the range of approximately $116.0 million to $117.0 million, representing 26% to 27% year-over-year growth. The Company will not be disclosing the historical reporting of Service Revenue after the first quarter of fiscal 2021.

Today, Verma and Wilson will be virtually presenting at the William Blair 40th Annual Growth Stock Conference at 2:20pm Eastern Time. An audio webcast will be accessible at https://investors.8x8.com/.

Gatoff’s departure is not based on any disagreement with the company's accounting principles or practices or financial statement disclosures.

Open Communications Platform Announced
Earlier today, 8x8 revealed the company’s new 8x8 Open Communications PlatformTM (press release here), which provides the industry’s most complete portfolio of work-from-anywhere enterprise communications. 8x8 uniquely brings together the essential elements required in an enterprise communications platform, combining voice, team chat, meetings, and contact centers solutions fueled by shared intelligent communications services like AI-driven expert routing and predictive analytics. As part of the platform launch, 8x8 announced the availability of Communications Platform as a Service (CPaaS) programmable applications and APIs, including SMS and 8x8 Video.

8x8 also announced 8x8 Voice for Microsoft Teams (press release here), an enterprise-grade cloud telephony solution for Microsoft Teams environments allowing global organizations to scale and deliver work-from-anywhere communications. 8x8 Voice for Microsoft Teams is the first global cloud voice solution to fully integrate with Microsoft Teams without changing the experience for end users.

About 8x8, Inc.
8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading Software-as-a-Service provider of voice, video, chat, contact center, and enterprise-class API solutions powered by one global cloud communications platform. 8x8 empowers workforces worldwide to connect individuals and teams so they can collaborate faster and work smarter. Real-time business analytics and intelligence provide businesses unique insights across all interactions and channels so they can delight end-customers and accelerate their business. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter and Facebook.

8x8® and 8x8 X Series™ are trademarks of 8x8, Inc.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about 8x8’s finances, operations, and products, including first quarter guidance, future growth, customer migrations to 8x8’s X Series, Open Communication Platform initiative, new CPaaS APIs, and Voice for Microsoft Teams integration. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties including, but not limited to: market acceptance of and customer demand for new or existing services and features; competition in the markets we compete; the impact of economic downturns on us and our customers, including the impacts of the COVID-19 pandemic. See our "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission for a full discussion of such risks and uncertainties. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

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8x8, Inc. Contacts:

Investor Relations:
Victoria Hyde-Dunn, 1-669-333-5200
victoria.hyde-dunn@8x8.com

Media:
John Sun, 1-408-692-7054
john.sun@8x8.com